UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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ILLUMINA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 8, 2006
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 8, 2006
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPARISON OF TOTAL RETURN AMONG ILLUMINA, INC., THE NASDAQ COMPOSITE INDEX AND THE NASDAQ PHARMACEUTICAL INDEX
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
STOCKHOLDER PROPOSALS FOR OUR 2007 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K

ILLUMINA, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 8, 2006
To the Stockholders of Illumina, Inc.:
      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Illumina, Inc., a Delaware corporation, will be held on Thursday, June 8, 2006 at 10:00 a.m. Pacific Daylight Time at 9885 Towne Centre Drive, San Diego, California 92121, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect three directors to serve for a three-year term ending in the year 2009 or until their respective successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      Only stockholders of record at the close of business on April 20, 2006, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices.
      All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

Sincerely,

Jay T. Flatley
President and Chief Executive Officer
San Diego, California
April 26, 2006
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

ILLUMINA, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 8, 2006
General
      The enclosed proxy is solicited on behalf of the board of directors of Illumina, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on Thursday, June 8, 2006. The annual meeting will be held at 10 a.m. Pacific Daylight Time at 9885 Towne Centre Drive, San Diego, California 92121. These proxy solicitation materials were mailed on or about May 8, 2006, to all stockholders entitled to vote at the annual meeting.
Voting
      The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On April 20, 2006, the record date for determination of stockholders entitled to receive notice of and to vote at the annual meeting, 41,718,317 shares of our common stock, par value $0.01, were issued and outstanding. No shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on April 20, 2006. Stockholders may not cumulate votes in the election of directors.
      If your shares are held in your name, you must return your proxy or attend the annual meeting in person in order to vote on the proposals. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” If your shares are held in street name and you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.
      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.
      Shares are counted as present at the meeting if the stockholder either is present and votes in person at the meeting or has properly submitted a proxy card. A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the annual meeting and conduct business. This is called a “quorum.” Assuming a quorum is present, the three nominees receiving the highest number of votes will be elected as directors. The ratification of the independent auditors will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting. We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006, which will be filed with the Securities and Exchange Commission.

Voting Electronically via the Internet or by Telephone
      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this proxy statement the opportunity to vote via Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.
Proxies
      If the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted at the annual meeting in accordance with the instructions specified on the proxy.
      If the proxy does not specify how the shares are to be voted, then:

•	the proxy will be voted FOR the election of the directors nominated by the board of directors (unless the authority to vote for the election of nominee directors is withheld); and

•	the proxy will be voted FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2006 (unless contrary instructions are given).
      You may revoke or change your proxy at any time before the annual meeting by filing with the Secretary of the Company at our principal executive offices at 9885 Towne Centre Drive, San Diego, California 92121, a notice of revocation or another signed proxy with a later date. In addition, if you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.
      We do not know of other matters to be presented for consideration at the annual meeting. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Your execution of the enclosed proxy grants discretionary authority to the proxy agent with respect to such other matters.
Solicitation
      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials we furnish to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have retained InvestorCom, Inc. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. We estimate that the fees for these services will total approximately $2,500, plus out-of-pocket costs and expenses.
Stockholders Sharing the Same Address
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.
      If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies by writing to the Secretary of the Company at our principal executive offices at 9885 Towne Centre Drive, San Diego, California 92121, or calling us at (858) 202-4500. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request “householding” by contacting us in the same manner.
      If you are a beneficial owner but not a stockholder of record (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
General
      Our certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms. The board currently consists of seven persons, with two classes consisting of two directors each and one class consisting of three directors. The board has determined that a majority of the members of the board, specifically Mr. Bradbury, Ms. Eastham, Dr. Grint and Dr. Rastetter, are independent directors under the rules of the Nasdaq Stock Market. The class whose term of office expires at the annual meeting currently consists of three directors. The directors elected to this class will serve for a term of three years, expiring at the 2009 annual meeting of stockholders or until their respective successors have been duly elected and qualified. Each of the nominees listed below, Karin Eastham, Jay T. Flatley and William H. Rastetter, Ph.D., are currently serving on the board. The nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. The proposal to elect the three nominees to the board requires the affirmative vote of the holders of a plurality of shares entitled to vote that are present or represented at the annual meeting and entitled to vote on such proposal. In the event the nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies will be voted for any nominees who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.
Recommendation of the Board of Directors
      The board of directors recommends that the stockholders vote FOR the election of the three nominees listed immediately below.
Nominees for Term Ending Upon the 2009 Annual Meeting of Stockholders
      Karin Eastham, 56, has served as a director since August 2004. Ms. Eastham has over 25 years experience in financial and operations management, primarily in life sciences companies. Since May 2004, she has been serving as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research and the home to three research centers — a Cancer Center, the Del E. Webb Center for Neuroscience and Aging and a Center for Research on Infectious and Inflammatory Diseases. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer, and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from 1976 to 1988. Ms. Eastham also serves as a director for the biopharmaceutical companies Tercica, Inc., Amylin Pharmaceuticals, Inc., and SGX Pharmaceuticals, Inc. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director.
      Jay T. Flatley, 53, has served as our President, Chief Executive Officer and a director since October 1999. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer and a director of Molecular Dynamics, a life sciences company, from May 1994 to September 1999. He served in various other positions with that company from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley also serves as a director at GenVault. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.
      William H. Rastetter, Ph.D., 58, has been a director since November 1998 and chairman of the board since January 2005. Dr. Rastetter retired as the Executive Chairman of Biogen Idec Inc., a biopharmaceutical company, at the end of 2005, and had served in this position since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in November 2003. He served as Chief Executive Officer of IDEC Pharmaceuticals, a biotechnology company, from December 1986 through November 2003 and as chairman of the board of directors from May 1996 to November 2003. Additionally, he served as President of IDEC Pharmaceuticals from 1986 to 2002, and as Chief Financial Officer from 1988 to 1993. From 1982 to 1986, Dr. Rastetter served in various positions at Genentech, Inc., a biotechnology company, and previously he was an associate professor at the Massachusetts Institute of Technology. Dr. Rastetter holds a S.B. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University.
Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders
      Paul Grint M.D., 48, has been a director since April 2005. Dr. Grint is currently Chief Medical Officer and Head of Development at Kalypsys Inc., a biotechnology company. Prior to joining Kalypsys, Dr. Grint was Senior Vice President and Chief Medical Officer of Zephyr Sciences, Inc., a biopharmaceutical company. He held similar positions at Pfizer, a drug manufacturer, in La Jolla, California, IDEC Pharmaceuticals, a biotechnology company, and Schering-Plough, a drug manufacturer. He has more than 15 years of experience in biologics and small molecule drug development, marked by the successful development of numerous commercial products in the fields of infectious disease, immunology and oncology. Dr. Grint began his pharmaceutical career at the Wellcome Research Laboratories in the UK and received his medical degree from the University of London, St. Bartholomew’s Hospital Medical College in London. He is a Fellow of the Royal College of Pathologists, a member of numerous professional and medical societies and the author or co-author of over 50 publications.
      David R. Walt, Ph.D., 53, one of our founders, has been a director and Chairman of our Scientific Advisory Board since June 1998. Dr. Walt has been the Robinson Professor of Chemistry at Tufts University since September 1995. Dr. Walt has published over 175 papers and holds over 40 patents. Dr. Walt holds a B.S. in Chemistry from the University of Michigan and received his Ph.D. in Chemical Biology for SUNY at Stony Brook.
Continuing Directors for Term Ending Upon the 2008 Annual Meeting of Stockholders
      Daniel M. Bradbury, 45, has been a director since January 2004. Since June 2003, Mr. Bradbury has served as Chief Operating Officer of Amylin Pharmaceuticals, a biopharmaceutical company. He served in various other positions with that company from 1994 to 2003. From 1984 to 1994, Mr. Bradbury held a number of positions at SmithKline Beecham Pharmaceuticals, a drug manufac-

turer. Mr. Bradbury is a director of Cerexa, Inc., a biopharmaceutical company, and Novacea, Inc., a biopharmaceutical company, and serves on the Advisory Council of the Keck Graduate Institute. Mr. Bradbury holds a B.Pharm. (Hons.) from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education, is a member of the Royal Pharmaceutical Society of Great Britain and is a Certified Director.
      John R. Stuelpnagel, D.V.M., 48, one of our founders, has been our Senior Vice President since April 2002, our Chief Operating Officer since January 2005 and a director since April 1998. From April 2002 to October 2004, he served as Senior Vice President of Operations. From October 1999 to April 2002, he served as our Vice President of Business Development. From April 1998 to October 1999, he served as our acting President and Chief Executive Officer and was acting Chief Financial Officer through April 2000. While founding Illumina, Dr. Stuelpnagel was an associate with CW Group, a venture capital firm, from June 1997 to September 1998, and with Catalyst Partners, a venture capital firm, from August 1996 to June 1997. Dr. Stuelpnagel received his B.S. in Biochemistry and his Doctorate in Veterinary Medicine from the University of California, Davis and his M.B.A. from the University of California, Los Angeles.
Board Committees and Meetings
      The board of directors held six meetings during the fiscal year ended January 1, 2006. The board of directors has an audit committee, a compensation committee and a nominating/corporate governance committee. Each committee is governed by a written charter, a copy of which is available at www.illumina.com. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors in 2005 and (ii) the total number of meetings held by all committees of the board on which such director served during 2005. We do not have a formal policy regarding our directors’ attendance at annual meetings of stockholders, but we encourage our directors and director nominees to attend the annual meeting. Six of our directors attended the 2005 annual meeting of stockholders.
      The audit committee currently consists of three directors, Mr. Bradbury (chairperson), Ms. Eastham, and Dr. Rastetter, each of whom is independent within the meaning of the rules of the Nasdaq Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board determined that Ms. Eastham qualifies as an “audit committee financial expert,” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The audit committee is responsible for, among other things, approving the services performed by our independent auditors and reviewing our accounting practices and systems of internal accounting controls. The audit committee held nine meetings during 2005.
      The compensation committee currently consists of three directors, Ms. Eastham (chairperson), Dr. Grint and Dr. Rastetter, each of whom the board has determined is independent within the meaning of the rules of the Nasdaq Stock Market. The compensation committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The compensation committee also has the authority to administer our 2000 Employee Stock Purchase Plan and our 2005 Stock and Incentive Plan. The compensation committee held two meeting during 2005.
      The nominating/corporate governance committee currently consists of three directors, Dr. Rastetter (chairperson), Mr. Bradbury and Dr. Grint, each of whom the board has determined is independent within the meaning of the rules of the Nasdaq Stock Market. The nominating/corporate governance committee is responsible for identifying individuals qualified to serve as members of the board of directors of the Company, selecting nominees for election to the board, evaluating the performance of the board, developing and recommending to the board corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. The nominating/corporate governance committee held one meeting during 2005.

Director Compensation
      Each non-employee director received for the first two quarters of 2005 a pro-rated portion of an annual cash retainer fee of $10,000 per year, which was paid quarterly. During the first two quarters of 2005, non-employee directors also received $2,000 for each board meeting attended and $1,000 for each board committee meeting attended.
      Effective July 1, 2005, the board approved retainers in the following amounts: (i) $25,000 annual cash retainer for all outside directors, (ii) $9,000 annual cash retainer for members of the audit committee (plus the chair of the audit committee receives an additional $7,000), (iii) $5,000 annual cash retainer for members of the compensation committee (plus the chair of the compensation committee receives an additional $5,000), (iv) $2,500 annual cash retainer for members of the nominating/corporate governance committee (plus the chair of the nominating/corporate governance committee receives an additional $3,500) and (v) $15,000 annual cash retainer for the chairman of the board (in addition to the $25,000 annual retainer that all outside directors receive). Also, effective July 1, 2005, the board discontinued payment of meeting fees. The Company reimburses our non-employee directors for their expenses incurred in connection with attending board and committee meetings.
      Several directors have purchased shares of our common stock pursuant to restricted stock purchase agreements, subject to repurchase rights in our favor which lapse over time. Dr. Walt, as a member of our Scientific Advisory Board, received consulting fees of $10,000 in fiscal year 2005. Dr. Walt received a consulting fee of $16,667 and other consulting fees of $10,000 in fiscal year 2004.
      Prior to the approval of our 2005 Stock and Incentive Plan, directors who are not officers or employees of the Company were eligible under our 2000 Stock Plan, as amended, to receive during 2005:

•	one-time option grants of 20,000 shares vesting annually over four years upon first joining the board, with exercise prices equal to the fair market value of our common stock on the date of grant; and

•	annual option grants of 10,000 shares vesting annually over four years, which were to be automatically granted on the date of each annual stockholder meeting, with exercise prices equal to the fair market value of our common stock on the date of grant.
      Dr. Grint received an initial option grant of 20,000 shares under the 2000 Stock Plan upon his appointment to the board in April 2005. Ms. Eastham received an initial option grant of 20,000 shares under the 2000 Stock Plan upon her appointment to the board in August 2004. Mr. Bradbury received an initial option grant of 20,000 shares under the 2000 Stock Plan upon his appointment to the board in January 2004. Mr. Bradbury, Dr. Rastetter and Dr. Walt each received an annual option grant of 10,000 shares under the 2000 Stock Plan in May 2004.
      Under our 2005 Stock and Incentive Plan, which was approved by the Company’s stockholders at the June 28, 2005 annual meeting, directors who are not officers or employees of the Company receive:

•	a one-time option grant of 20,000 shares vesting annually over three years upon first joining the board, which are to be automatically granted on the date the individual is elected a director, whether by stockholder approval or appointment by the Board, with exercise prices equal to the fair market value of our common stock on the date of grant; and

•	annual option grants of 8,000 shares vesting on the earlier of (i) the one year anniversary of the date of grant of the option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option, which are to be automatically granted on the date of each annual stockholder meeting, with exercise prices equal to the fair market value of our common stock on the date of grant.

      Mr. Bradbury, Ms. Eastham, Dr. Rastetter and Dr. Walt each received an annual option grant of 8,000 shares subject to the 2005 Stock and Incentive Plan in 2005. The terms of the 2005 Stock and Incentive Plan permit the Board to change the terms (including the number of shares and vesting terms) of the director options at any time.
DIRECTOR NOMINATION
      Criteria for Board Membership. In selecting candidates for appointment or re-election to the board, the nominating/corporate governance committee of our board of directors considers the appropriate balance of experience, skills, diversity and other relevant characteristics required of members of the board of directors. The nominating/corporate governance committee seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to board duties.
      Process for Identifying and Evaluating Nominees. The nominating/corporate governance committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the nominating/corporate governance committee will re-nominate incumbent directors who continue to be qualified for board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the board occurs between annual stockholder meetings, the nominating/corporate governance committee will seek out potential candidates for board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the board may seek to expand its ranks to bring in new board members with special skills and/or experience relevant and useful to the Company at its particular stage of development. Director candidates will be selected based on input from members of the board, senior management of the Company and, if the nominating/corporate governance committee deems appropriate, a third-party search firm. The nominating/corporate governance committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating/corporate governance committee. Candidates meriting serious consideration will meet with all members of the board. Based on this input, the nominating/corporate governance committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the board that this candidate be appointed to fill a current vacancy on the board or presented for the approval of the stockholders, as appropriate.
      Stockholder Nominees. The nominating/corporate governance committee will consider, but not necessarily recommend to the board, written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating/corporate governance committee, via the attention of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to the Exchange Act (including such person’s written consent to a background check, to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. Nominations should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for our 2007 Annual Meeting” below.

      Karin Eastham and Paul Grint were appointed to serve as directors by the board of directors in August 2004 and April 2005, respectively. In connection with their appointments, a third party search firm was retained to assist the nominating/corporate governance committee in identifying and evaluating potential candidates.
      Board Nominees for the 2006 Annual Meeting. Nominees listed in this Proxy Statement are current directors standing for re-election.
COMMUNICATION WITH DIRECTORS
      You may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of the Company’s Secretary, at 9885 Towne Centre Drive, San Diego, CA 92121. All such envelopes will be delivered unopened to the Chair of our Audit Committee.
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
      The audit committee has appointed the firm of Ernst & Young LLP, our independent auditors during 2005, to serve in the same capacity for the year ending December 31, 2006, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Ernst & Young LLP.
      In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.
      A representative of Ernst & Young LLP is expected to be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Audit Fees
      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, the quarterly reviews of the financial statements included in our Forms 10-Q and the reviews of our Form S-3 and Form S-8 were $377,250 and $312,226 for fiscal year 2005 and 2004, respectively. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
Audit-Related Fees
      The aggregate fees billed by Ernst & Young LLP for professional services rendered related to acquisitions were $49,834 during fiscal year 2005. Ernst & Young LLP did not perform any audit-related services during fiscal year 2004.
Tax Fees
      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the preparation of Section 382 tax study were $29,992 for fiscal year 2005. In fiscal year 2004, all tax related services were performed by parties other than Ernst & Young LLP.

All Other Fees
      For fiscal year 2005 and 2004, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees above.
Pre Approval Policies and Procedures
      The audit committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The audit committee must approve the permitted service before the independent auditor is engaged to perform it. The services under the captions Audit Fees, Audit-Related Fees and Tax Fees above were pre-approved by our audit committee in accordance with this policy.
Recommendation of the Board of Directors
      The board of directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2006.
OTHER MATTERS
      As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
OWNERSHIP OF SECURITIES
      The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of February 28, 2006 for:

•	each of our directors;

•	each of the named executive officers listed in the summary compensation table included in this proxy statement;

•	each stockholder known by us to own beneficially more than 5% of our common stock; and

•	all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options currently exercisable or exercisable within 60 days from February 28, 2006 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we understand that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise noted below, the address of each person listed on the table is 9885 Towne Centre Drive, San Diego, CA 92121. Some of the

shares of common stock held by our directors, officers and consultants are subject to repurchase rights in our favor. For a description of these repurchase rights, see the footnotes below.

		Beneficial Ownership
	Shares Issuable
	Pursuant to Options	Number of Shares
	Exercisable Within	(including number
	60 days of	shown in first	Percentage
Name and Address	February 28, 2006	column)	of Total(1)

DIRECTORS AND EXECUTIVE OFFICERS
Jay T. Flatley(2)	274,999	1,020,297	2.43%
Christian O. Henry	1,333	1,963	*
Tristan B. Orpin	98,832	102,454	*
John R. Stuelpnagel, D.V.M.(3)	140,832	666,406	1.59%
David L. Barker, Ph.D.	68,666	206,302	*
Daniel M. Bradbury	12,500	12,500	*
Karin Eastham	5,000	5,000	*
Paul Grint, M.D	5,000	5,000	*
William H. Rastetter, Ph.D	25,000	68,340	*
David R. Walt, Ph.D.(4)	25,000	1,338,313	3.21%
All directors and executive officers as a group (10 persons)	657,162	3,426,575	8.10%
5% STOCKHOLDERS
Federated Investors, Inc.(5)	—	2,760,804	6.63%
Federated Investors Tower
Pittsburgh, PA 15222-3779

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Percentage ownership is based on the 41,654,406 shares of common stock outstanding on February 28, 2006.

(2)	Includes 15,800 shares beneficially owned by Mr. Flatley’s children.

(3)	As of February 28, 2006, we have the right to repurchase 41,000 of Dr. Stuelpnagel’s shares upon termination of Dr. Stuelpnagel’s services to the Company, which repurchase right lapses over time.

(4)	Includes 303,980 shares beneficially owned by Dr. Walt’s wife, 60,000 shares owned by OSCI, Inc. and 31,540 shares beneficially owned by Dr. Walt’s children. Dr. Walt is a principal in OSCI, Inc. Dr. Walt disclaims beneficial ownership of the shares held by OSCI, Inc.

(5)	Based solely on information contained in Schedule 13G filed by Federated Investors, Inc. on February 14, 2006. We understand that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that own the shares indicated above as beneficially owned by Federated Investors. We understand that all of Federated Investors’ outstanding voting stock is held in a Voting Shares Irrevocable Trust, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees, who exercise voting control over Federated Investors.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table provides summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the 2005 fiscal year was in excess of $100,000, for services rendered in all capacities to Illumina. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the following table are referred to as named executive officers.
Summary 2005 Compensation Table

						Long Term
						Compensation
						Awards
		Annual Compensation ($)
						Shares of Common
	Fiscal			Other Annual		Stock Underlying
Name and Principal Positions	Year	Salary	Bonus(1)	Compensation		Options (#)

Jay T. Flatley,	2005	$424,292	$149,175	$—		200,000
President and	2004	399,315	147,747	—		200,000
Chief Executive Officer	2003	360,400	96,107	22,453	(2)	150,000
Christian O. Henry(3),	2005	129,231	27,300	—		100,000
Vice President and	2004	—	—	—		—
Chief Financial Officer	2003	—	—	—		—
Tristan B. Orpin,	2005	197,697	25,245	116,880	(4)	50,000
Vice President of	2004	179,231	18,000	118,414	(4)	40,000
Worldwide Sales	2003	155,000	25,333	47,219	(4)	—
John R. Stuelpnagel,	2005	299,428	58,500	7,885	(5)	125,000
Senior Vice President and	2004	275,000	46,750	7,404	(5)	100,000
Chief Operating Officer	2003	250,000	33,333	7,231	(5)	75,000
David L. Barker, Ph.D	2005	242,169	35,288	—		40,000
Vice President and	2004	233,200	27,984	—		40,000
Chief Scientific Officer	2003	220,000	22,000	—		40,000

(1)	Bonuses are earned in the year indicated and paid in February of the following year.

(2)	This amount represents an allowance paid to Mr. Flatley for relocation and housing.

(3)	Mr. Henry joined us in June 2005.

(4)	These amounts represent commissions paid to Mr. Orpin. Commissions are earned quarterly and paid in the following quarter.

(5)	These amounts represent payment to Mr. Stuelpnagel in lieu of paid time-off.
Stock Option Grants
      In June 2005, our stockholders approved our 2005 Stock and Incentive Plan. Upon adoption of the 2005 Stock and Incentive Plan, issuance of options under our 2000 Stock Plan ceased. As of February 28, 2006, options to purchase a total of 8,117,961 shares of our common stock were outstanding under all of our stock plans. Options to purchase 4,006,717 shares of our common stock remained available as of that date for future grant under the 2005 Stock and Incentive Plan.
      The following tables show, for the 2005 fiscal year, information regarding options granted to, exercised by, and held at year end by, each of the named executive officers. No stock appreciation rights were granted to the named executive officers during the 2005 fiscal year.

      The exercise price of each option was equal to the closing sales price of our common stock as reported on the Nasdaq Stock Market on the date of grant. The exercise price may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares. With the exception of Mr. Henry’s options, the options vest on a monthly basis ratably over a 60-month period beginning on the date of grant. Twenty percent of the shares granted to Mr. Henry vest after one year from the date of grant and 1.67% of the shares vest each month thereafter. Each of the options has a maximum term of ten years measured from the applicable grant date, subject to earlier termination if the optionee’s service with us ceases. In the event that we are acquired by merger or asset sale, each outstanding option which is not to be assumed by, or substituted for options of, the acquiring entity will become immediately fully vested and exercisable.
      The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed under the rules of the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance provided to any named executive officer or other holder of our securities that the actual stock price appreciation over the ten-year term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers. On December 30, 2005, the last trading day of our 2005 fiscal year, the closing sales price of our common stock, as reported on the Nasdaq National Market, was $14.10.
      Percentages shown under “Percentage of Total Options Granted to Employees in 2005” are based on an aggregate of 2,992,300 options granted to employees of Illumina under our stock option plans during 2005.

	Individual Grants

	Number of	Percentage of			Value at Assumed Annual
	Securities	Total Options			Rates of Stock Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees in	Price	Expiration
Name	Granted	2005	($/Share)	Date	5% ($)	10% ($)

Jay T. Flatley	200,000	6.68%	$8.60	02/25/15	$1,081,699	$2,741,237
Christian O. Henry	100,000	3.34%	$10.46	06/06/15	$657,824	$1,667,055
Tristan B. Orpin	50,000	1.67%	$9.08	01/20/15	$285,518	$723,559
John R. Stuelpnagel, D.V.M	125,000	4.18%	$8.60	02/25/15	$676,062	$1,713,273
David L. Barker, Ph.D.	40,000	1.34%	$8.60	02/25/15	$216,340	$548,247
Aggregate Option Exercises in 2005 and Option Values at January 1, 2006
      The following table presents the number and value of securities underlying unexercised options that are held by each of the named executive officers. No options were exercised by any of the named executive officers and no stock appreciation rights were outstanding during the 2005 fiscal year.
      Amounts shown under the column “Value of Unexercised In-the-Money Options at January 1, 2006” are based on the closing price of our common stock of $14.10 on December 30, 2005, the last trading day of our 2005 fiscal year, as reported on the Nasdaq National Market, less the exercise price paid for such shares, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option.

	Shares		Number of Securities		Value of Unexercised
	Acquired on		Underlying Unexercised		In-The-Money Options
	Exercise	Value Realized	Options at January 1, 2006		at January 1, 2006

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Jay T. Flatley	—	—	229,999	470,001	$1,905,561	$3,350,439
Christian O. Henry	—	—	—	100,000	—	$364,000
Tristan B. Orpin	—	—	84,499	105,501	$708,678	$736,322
John R. Stuelpnagel, D.V.M	—	—	116,666	258,334	$955,421	$1,810,079
David L. Barker, Ph.D	—	—	59,665	135,335	$510,183	$1,019,267
Employment Contracts, Termination of Employment and Change in Control Arrangements
      We have not entered into employment agreements with any of our named executive officers.
      We have entered into restricted stock purchase agreements with several of our executive officers, which provide that upon the closing of an acquisition of Illumina for cash or publicly traded securities, the lapsing of our repurchase right accelerates as to 50% of each officer’s shares of common stock then subject to our repurchase right and, with respect to the remaining 50%, lapses on the first anniversary of the closing date of the acquisition. If the acquirer terminates the officer’s employment without cause within one year of the closing date, our repurchase right lapses with respect to all shares.
      The compensation committee, as plan administrator of our stock plans, has the authority to provide for accelerated vesting of any outstanding options or waiver of forfeiture restrictions of unvested stock held by our executive officers, for any reason, including upon a change of control.
Compensation Committee Interlocks and Insider Participation
      Our executive compensation program has been administered by the compensation committee of our board of directors. As of January 1, 2006, the compensation committee consisted of Ms. Eastham (chairperson), Drs. Grint and Rastetter. None of these individuals was an employee or an officer of ours.
      None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee during the last fiscal year.
Code of Ethics
      We have adopted a code of ethics that applies to all officers and employees, including our principal executive officer and principal financial officer. This code of ethics was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2003 filed with the Securities and Exchange Commission.
      The following reports of the compensation committee and the audit committee and the stock performance graph, along with statements in this proxy statement regarding the audit committee’s charter or the independence of members of our audit committee, are not considered “soliciting material” and are not considered to be “filed” with the Securities and Exchange Commission as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the Securities and Exchange Commission under either the Securities Act or the Exchange Act will not include the report or graph reproduced below, except to the extent Illumina specifically incorporates it by reference in such filing.

Board Compensation Committee Report on Executive Compensation
      The compensation committee’s responsibility is to administer and review the base salaries, annual incentive compensation and long-term incentives of our executive officers, including our Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the authority to make discretionary option grants to our executive officers under our equity compensation plans. The compensation committee has engaged, in the past, an independent third-party compensation consultant to review and provide recommendations regarding compensation, bonus and stock programs.
      Compensation Philosophy. Our philosophy is to maintain an executive compensation program that allows us to attract, retain and reward executive officers who contribute to our long-term success and to link that compensation to both individual performance and the value created for our stockholders. We have adopted a challenging strategy with an aggressive set of underlying goals, and our success will in large part be determined by the quality of personnel we are able to recruit. A competitive compensation program will be a crucial part of recruiting the people required to help us achieve these goals.
      Our compensation program consists of three elements: base salary, incentive bonuses and long-term equity incentives. In general, our goal is to provide a total compensation package that is competitive with the biotechnology and life science instrumentation companies with which we compete for talent.
      Base Salary. The salaries for executive officers for 2005 were generally determined on an individual basis by the compensation committee. Determinations of appropriate base salary levels are made based on level of responsibility, prior experience and breadth of knowledge as well as competitive pay practices in our industry. Initial salary levels are set at the market average when compared to leading companies in our industry, adjusted for size. Subsequent changes to base salary are based on individual performance measured against pre-established objectives and competitive factors at the time.
      Incentive Bonus. The compensation committee awards bonuses to executive officers based on an incentive bonus program. The incentive bonus opportunity of each executive is expressed as a percentage of his or her base salary and reflects the relative capacity of each executive to affect the results of the Company. The intent of the bonus program is to motivate and reward executives for performance as measured against well-defined performance goals. The goals are based on both individual milestones that vary with the individual’s position as well as our overall financial performance. After year-end results have been confirmed, the Chief Executive Officer reviews with the compensation committee each executive’s performance against the previously established goals. After taking into consideration the Company’s overall revenue and earnings performance, the compensation committee decides upon bonus awards, which are then reported to the full board of directors. A similar review of the Chief Executive Officer’s performance is conducted annually by the compensation committee, the results of which are then reported to the full board of directors.
      Long-Term Equity Incentives. Stock options and stock ownership are a key element in our total compensation program as they link the interests of the executive with the long-term interests of the stockholders and emphasize the creation of stockholder value. We grant stock options and other stock awards to executives under the 2005 Stock and Incentive Plan at both the time of hire and as subsequent awards. Grants are awarded based on a number of factors, including our achievement of specific milestones, the individual’s level of responsibility, the amount and term of stock or options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms. The size of option grants to executives is determined by the compensation committee. Options are granted at 100% of the fair market value on the date of grant. Option grants to executives generally vest over a period of five years.

      Chief Executive Officer Compensation. The compensation of Jay T. Flatley, our Chief Executive Officer, is established consistent with Illumina’s general compensation philosophy. In setting that salary, the compensation committee considered several factors, including the achievement of our goals during 2005, such as exceeding the sales goals for genotyping service contracts and system sales and reducing cash burn, as well as the level of leadership and management required to develop and market our products. Mr. Flatley’s salary was increased from $399,315 in 2004 to $424,292 in 2005 in recognition of these and other competitive factors. Mr. Flatley also received a $149,175 bonus in 2005, which was based upon his accomplishments against pre-determined goals and a target bonus percentage consistent with industry standards.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during a single year to the chief executive officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although Illumina considers the impact of this deduction-loss rule when developing and implementing its executive compensation programs, the Company believes that it is important to preserve flexibility in designing such programs. Accordingly, the Company has not adopted a policy that all compensation paid must qualify as deductible under Section 162(m). The amount of compensation income paid to and recognized by each of our officers during 2005 did not with respect to any single officer exceed $1 million.
      It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

COMPENSATION COMMITTEE

Karin Eastham (Chairperson)
Paul Grint, M.D.
William H. Rastetter, Ph.D.

Audit Committee Report
      The audit committee oversees our financial reporting process on behalf of our board of directors. Management has primary responsibility for the financial reporting process including the systems of internal controls. In fulfilling its oversight role, the audit committee monitors and advises the board of directors on the integrity of the Company’s consolidated financial statements and disclosures, the independent auditor’s qualifications and independence, the adequacy of the Company’s internal controls, and the Company’s compliance with legal and regulatory requirements. The audit committee has the following responsibilities, among others:

•	reviewing with management and the independent auditor the consolidated audited financial statements in the Company’s Annual Report and the reviewed consolidated financial statements in the Company’s quarterly reports, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	reviewing with management and the independent auditor the Company’s earnings press releases as well as other financial information provided to the public;

•	reviewing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	reviewing with management and the independent auditor the Company’s application of critical accounting policies including consistency from period to period and compatibility with generally accepted accounting principles;

•	reviewing with the independent auditor matters relating to the conduct of the audit, including the overall scope of the audit, any difficulties encountered in the course of the audit work, any restriction on the scope of the audit, and any significant disagreements with management;

•	assessing auditor independence and absence of conflicts of interest;

•	recommending, for stockholder approval, the independent auditor to examine the Company’s accounts, controls and financial statements;

•	pre-approving any audit and permitted non-audit services provided to the Company by its independent auditor;

•	obtaining from the independent auditor a written report on the Company’s internal accounting controls;

•	reviewing with management the Company’s system of internal accounting controls and disclosure controls; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
      The audit committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
      The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
      During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.
      The audit committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards), has received the written disclosures and the letter from independent auditors required by ISB Standard No. 1, and has had discussions with the independent auditors regarding their independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Daniel M. Bradbury (Chairperson)
Karin Eastham
William H. Rastetter, Ph.D.

Stock Performance Graph
      The graph depicted below shows a comparison of cumulative total stockholder returns for our common stock, the Nasdaq Composite Index, and the Nasdaq Pharmaceutical Index, from the date of our initial public offering on July 27, 2000 through December 30, 2005. The graph assumes that $100 was invested on July 27, 2000, in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
COMPARISON OF TOTAL RETURN AMONG
ILLUMINA, INC.,
THE NASDAQ COMPOSITE INDEX AND
THE NASDAQ PHARMACEUTICAL INDEX

		Nasdaq	Nasdaq
	Illumina, Inc.	Composite Index	Pharmaceutical Index

July 27, 2000	100.00	100.00	100.00
December 29, 2000	100.39	63.84	93.20
December 28, 2001	71.44	51.60	82.08
December 27, 2002	19.50	35.34	51.96
December 26, 2003	43.81	51.73	74.57
December 31, 2004	59.25	103.03	80.21
December 30, 2005	88.13	105.39	88.34

CERTAIN TRANSACTIONS
      We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, one of our directors. Dr. Walt is the Robinson Professor of Chemistry at Tufts. Under that agreement, we pay royalties to Tufts upon the commercial sale of products based on the licensed technology. It is our understanding that Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. All future transactions between us and our officers, directors, principal stockholders and affiliates will be subject to approval by a majority of the independent and disinterested members of our board of directors, and will be on terms determined by such members of the board of directors to be no less favorable to us than could be obtained from unaffiliated third parties.
      We have entered into indemnification agreements with each of our directors and officers, pursuant to which we have agreed to indemnify these persons to the fullest extent permitted by law in connection with certain claims generally relating to their acting in their capacities as our directors or officers.
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
      The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions relating to such common stock. Based solely upon our review of copies of Section 16(a) reports, which we received from such persons for their transactions during the 2005 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals.
STOCKHOLDER PROPOSALS FOR OUR 2007 ANNUAL MEETING
      Stockholder proposals that are intended to be presented at our 2007 annual meeting must be received no later than December 27, 2006, in order to be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws. In addition, the proxy solicited by the board of directors for the 2007 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 24, 2007.
ANNUAL REPORT
      A copy of our annual report for the 2005 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.
FORM 10-K
      We filed our Annual Report on Form 10-K with the Securities and Exchange Commission on March 6, 2006. A copy of this report is available without charge through either our website at www.illumina.com or the Securities and Exchange Commission’s EDGAR website at www.sec.gov. Stockholders also may obtain a paper copy of these reports without charge. Requests should be directed in writing to the Chief Financial Officer of Illumina, Inc., at our principal executive offices located at 9885 Towne Centre Drive, San Diego, California 92121, telephone number (858) 202-4500.

THE BOARD OF DIRECTORS OF ILLUMINA, INC.
Dated: April 26, 2006

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING
INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Karin Eastham	☐	☐

02 - Jay T. Flatley	☐	☐

03 - William H. Rastetter, Ph.D.	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as independent auditors.	☐	☐	☐

In his discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting.

The proxy intends to vote on any such business in accordance with his best judgment.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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001CD40001                    00K3VA

Proxy - ILLUMINA, INC.

9885 TOWNE CENTRE DRIVE SAN DIEGO, CA 92121

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Jay T. Flatley, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Illumina, Inc. (the “Company”) held of record by the undersigned on April 20, 2006 at the Annual Meeting of Stockholders to be held on June 8, 2006 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 8, 2006.
THANK YOU FOR VOTING